UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2025

Fidus Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00861	27-5017321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603 Orrington Avenue, Suite 1005, Evanston, Illinois		60201
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
847-859-3940
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 12, 2025, Fidus Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Fidus Investment Advisors, LLC (the “Adviser”), on the one hand, and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto, on the other hand, in connection with the issuance and sale of $100.0 million aggregate principal amount of the Company’s 6.750% Notes due 2030 (the “Notes”) and the issuance and sale of the Notes, the “Offering”). The closing of the Offering is expected to occur on March 19, 2025, subject to the satisfaction of customary closing conditions. The Underwriting Agreement includes customary representations, warranties, and covenants by the Company and the Adviser. It also provides for customary indemnification by each of the Company, the Adviser and the underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-277540) previously filed
with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated March 12, 2025, a final prospectus supplement dated March 12, 2025, and the pricing term sheet filed with the SEC on March 12, 2025. This Current Report on Form 8-K shall not
constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated
by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form
8-K
is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 12, 2025, by and among Fidus Investment Corporation, Fidus Investment Advisors, LLC and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2025	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary